UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2011

SOUTH JERSEY INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (the "Amendment") to the Current Report on Form 8-K filed by South Jersey Industries (the "Company") on May 2, 2011 (the "Original 8-K"). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s 2011 annual stockholders meeting held on April 28, 2011. The sole purpose of this Amendment is to disclose the Company's decision regarding the frequency of the stockholder advisory (non-binding) vote on executive compensation. No other changes are being made to the Original 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, with respect to the advisory vote regarding the frequency of a stockholder advisory vote on executive compensation, one year received the majority of the votes cast. In light of the voting results and other factors, the Company's Board of Directors has determined that the Company will hold an annual non-binding advisory vote on the compensation of its named executive officers.  The Company will hold annual non-binding advisory votes on executive compensation until the Company's Board of Directors elects to hold the next stockholder advisory vote on the frequency of advisory votes on executive compensation, which shall be no later than the Company's annual stockholders meeting in 2017, or until the Company's Board of Directors elects to implement a different frequency for such advisory votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: September 26, 2011	By:	/s/ David A. Kindlick
Name: David A. Kindlick Title: Senior Vice President and Chief Financial Officer